UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55928 (Commission File Number)	81-2847976 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On March 30, 2020, Strategic Storage Trust IV, Inc. (the “Company”), through four wholly-owned special purposes entities (the “Borrowers”), entered into an approximately $31.5 million financing with TCF National Bank (“TCF”) as lender pursuant to a term loan (the “Loan”). At closing, the Company drew approximately $30.5 million and paid off the Company’s existing bridge loan with KeyBank National Association.

Please see Item 2.03 below for a description of the Loan. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, above, on March 30, 2020, the Company entered into the Loan with TCF. The Loan is secured by a first mortgage or deed of trust on each of four properties owned by the Company (the “TCF Properties”).

The interest rate on the Loan  is equal to the greater of (i) 3.75% per annum or (ii) an adjustable annual rate equal to LIBOR plus 3.00%. Upon achievement of certain financial conditions, the interest rate will be equal to the greater of (i) 3.50% per annum or (ii) an adjustable annual rate equal to LIBOR plus 2.50%. As of March 30, 2020, the interest rate on the Loan was approximately 3.95%.

The Loan has an initial term of three years, maturing on March 30, 2023, with two one-year extension options subject to certain conditions outlined further in the Loan documents. During the initial term, monthly payments are interest only; during any extension periods, monthly payments are principal and interest.

The loan agreement for the Loan (the “Loan Agreement”) also contains a debt service coverage ratio covenant applicable to the Borrowers whereby, commencing on March 31, 2022, the TCF Properties must have a debt service coverage ratio of not less than 1.20 to 1.00. The Loan Agreement also contains: customary affirmative, negative and financial covenants; agreements; representations; warranties and borrowing conditions; and events of default all as set forth in such loan agreement.

The Company serves as a limited recourse guarantor with respect to the Loan during the initial term. The Company’s obligations as guarantor may decrease based on the debt service coverage ratio on the TCF Properties.

The information set forth above in this Item 2.03 does not purport to be complete and is qualified in its entirety by the full text of the documents attached to this Current Report on Form 8-K as Exhibits 10.1–10.3, which are incorporated into this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1Syndicated Term Loan Agreement, dated March 30, 2020, by and between the borrowers party thereto, TCF National Bank and the co-lenders party thereto

10.2Promissory Note, in the original principal amount of $31,542,500, by the borrowers listed thereto in favor of TCF National Bank, dated March 30, 2020

10.3Guaranty of Recourse Carve-Outs, by Strategic Storage Trust IV, Inc. in favor of TCF National Bank, dated March 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust IV, Inc.

Date:April 2, 2020By:/s/ Matt F. Lopez

Name: Matt F. Lopez

Title:Chief Financial Officer and Treasurer